                                                                     EXHIBIT 4.3


================================================================================


                        ASSIGNMENT AND SECURITY AGREEMENT


                                  by and among


                             CEDAR BRAKES II, L.L.C.
                                   as Issuer,


                              BANKERS TRUST COMPANY
                                   as Trustee,


                                       and


                              BANKERS TRUST COMPANY
                                as Accounts Agent




                          Dated as of December 12, 2001


================================================================================

                                TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----
1.   Definitions..............................................................................................1

2.   Grant of Security Interest...............................................................................3

3.   Perfection of Collateral.................................................................................7

4.   Representations and Warranties..........................................................................12

5.   Covenants and Agreements................................................................................14

6.   The Issuer's Obligations................................................................................15

7.   Remedies; Rights upon Event of Default..................................................................15

8.   Application of Proceeds.................................................................................18

9.   Assignment of Government Approvals......................................................................18

10.  Security Interest Absolute..............................................................................18

11.  The Trustee Appointed Attorney-in-Fact..................................................................18

12.  The Trustee May Perform.................................................................................20

13.  No Duty on the Trustee's Part; Limitation on the Trustee's Obligations..................................20

14.  Reasonable Care; Standards for Exercising Remedies; Marshalling Collateral..............................20

15.  Role of the Trustee and Accounts Agent..................................................................21

16.  Absence of Fiduciary Relation...........................................................................22

17.  Survival of Representations and Warranties..............................................................22

18.  Notices.................................................................................................22

19.  No Waiver; Cumulative Remedies..........................................................................22

20.  Severability............................................................................................22

21.  Exculpatory Provisions; Reliance By the Trustee and the Accounts Agent..................................23

22.  Amendment...............................................................................................23

23.  Successors and Assigns..................................................................................23

24.  Headings................................................................................................24

25.  Limitation of Recourse..................................................................................24

26.  Governing Law; Consent to Jurisdiction; Service of Process..............................................24

27.  Counterparts............................................................................................25

28.  Continuing Security Interest; Termination...............................................................25

29.  Payments Set Aside......................................................................................26

30.  Conflicts, Etc..........................................................................................26


Schedule A        Material Agreements
Schedule B        Financing Statement Filings
Schedule C        Accounts

                        ASSIGNMENT AND SECURITY AGREEMENT


                  This ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of December 12, 2001, is made by and among CEDAR BRAKES II, L.L.C., a Delaware limited liability company (the "Issuer"), BANKERS TRUST COMPANY, a New York banking corporation, as trustee (together with its successors and permitted assigns in such capacity, the "Trustee"), and BANKERS TRUST COMPANY, a New York banking corporation, as the "securities intermediary" in accordance with Article 8 of the UCC (as defined below) and as a "bank" with respect to any "deposit accounts" (each as defined in the UCC) in which a security interest may be granted under the UCC and herein (together with its successors and permitted assigns in each such capacity, the "Accounts Agent").

                                   WITNESSETH:

                  WHEREAS, the Issuer has duly authorized the execution and delivery of an indenture, dated as of December 12, 2001 (the "Indenture"), to provide for the creation and issuance (a) on the Closing Date (as defined below) of 9.875% senior secured bonds due 2013 in the aggregate principal amount of $431,407,000 and (b) additional senior secured bonds, subject to compliance with
Section 312 and the covenants contained in Article Eleven and Article Twelve of the Indenture (the "Bonds");

                  WHEREAS, the Trustee has agreed to act as trustee under the Indenture on the terms and conditions set forth therein;

                  WHEREAS, the Bonds are to be secured by the Collateral (as defined below) pursuant to the terms and conditions set forth herein in order to induce the purchase of the Bonds; and

                  WHEREAS, it is a condition precedent to the Trustee and the Accounts Agent entering into the Indenture that the Issuer enter into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Trustee and the Accounts Agent to enter into the Indenture with the Issuer, the parties hereto hereby agree as follows:

                  1. Definitions.

                  (a) Unless otherwise defined herein or unless the context otherwise requires, capitalized terms defined in the Indenture shall have the same meanings when used in this Agreement.

                  (b) All other terms, whether capitalized or not, used herein and not otherwise defined herein that are defined in Articles 8 or 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "UCC") shall have their respective meanings as therein defined.

                  (c) In addition, wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings opposite them:

"Accounts"                     shall have the meaning ascribed to such term in
                               Section 2(a)(ii) hereof;

"Accounts Agent"               shall have the meaning ascribed to such term in
                               the preamble hereof;

"Agreement"                    shall have the meaning ascribed to such term in
                               the preamble hereof;

"Assigned Agreements"          shall have the meaning ascribed to such term in
                               Section 2(a)(i) hereof;

"Bonds" shall have the meaning ascribed to such term in the first whereas clause hereof;

"Collateral"                   shall have the meaning ascribed to such term in
                               Section 2(a) hereof;

"Indemnified Liabilities"      shall have the meaning ascribed to such term in
                               Section 5(g) hereof;

"Indenture"                    shall have the meaning ascribed to such term in
                               the first whereas clause hereof;

"Issuer" shall have the meaning ascribed to such term in the preamble hereof;

"Obligations"                  shall have the meaning ascribed to such term in
                               Section 2(c) hereof;

"Security Interest"            shall have the meaning ascribed to such term in
                               Section 2(a) hereof;

"Trustee"                      shall have the meaning ascribed to such term in
                               the preamble hereof; and

"UCC"                          shall have the meaning ascribed to such term in
                               Section 1(b) hereof.

                  (d) The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision.

                  (e) All references in this Agreement to "Articles," "Sections," "Exhibits," and other subdivisions of this Agreement are to the designated articles, sections, and other subdivisions of, and the exhibits to, this Agreement, and all references to this Agreement include its Exhibits.

                  (f) Unless otherwise expressly specified or the context otherwise requires, all references in this Agreement or any Exhibit to any agreement, contract, or document (including this Agreement) shall include reference to all exhibits to such agreement, contract, or document.

                  (g) Unless otherwise expressly specified or the context otherwise requires, any agreement, contract, or document defined or referred to herein shall mean such agreement, contract, or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  (h) Unless otherwise expressly specified or the context otherwise requires, pronouns having a masculine or feminine gender shall be deemed to include the other.

                  (i) Any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Agreement and the other Financing Documents and, in the case of any Governmental Agency, any Person succeeding to its functions and capacities.

                  (j) The term "including" denotes an example and not a limitation.

                  2. Grant of Security Interest.

                  (a) Collateral. As security for the prompt and complete payment and performance in full when due (whether at stated maturity, declaration, acceleration, demand, or otherwise) of any and all of the Obligations now existing or hereafter arising and the due performance and compliance by the Issuer with all of the terms, conditions, and agreements contained in the Indenture and the other Financing Documents, the Issuer hereby collaterally assigns, pledges, hypothecates, and transfers to the Trustee (for the equal and proportionate benefit of the Holders), and grants and creates a continuing lien on and security interest in (the "Security Interest"), in favor of the Trustee (for the equal and proportionate benefit of the Holders), all right, title, and interest of the Issuer in, to, and under the following, whether now existing or hereafter acquired (collectively, the "Collateral"):

                           (i) the Material Agreements (and the general
                  intangibles and contract rights thereunder), including, without limitation, the Material

                  Agreements listed on Schedule A, as each may be amended, supplemented, replaced, or otherwise modified from time to time (such Material Agreements, as amended, supplemented, replaced, or otherwise modified, being individually referred to herein as an "Assigned Agreement" and collectively referred to herein as the "Assigned Agreements"), including, without limitation (A) all rights of the Issuer to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of the Issuer to receive proceeds of any performance or payment bond, insurance, indemnity, warranty, or guaranty with respect to the Assigned Agreements,
                  (C) all claims of the Issuer for damages arising out of or for breach of or default under the Assigned Agreements, and (D) all rights of the Issuer to take any action to terminate, amend, supplement, modify, or waive performance of the Assigned Agreements, to perform thereunder, and to compel performance and otherwise exercise all remedies thereunder; provided, however, unless an Event of Default shall have occurred and be continuing, the Issuer may exercise all rights, interests, and benefits under the Assigned Agreements in any lawful manner not prohibited by this Agreement, the Indenture, or any of the other Financing Documents;

                           (ii) all investment property, including certificated
                  securities, uncertificated securities, securities accounts, financial assets, and security entitlements, and all deposit accounts and all other bank accounts and sub-accounts, in each case established and maintained by the Accounts Agent in the name of the Trustee for the benefit of the Holders in accordance with Article Five of the Indenture and as set forth on Schedule C (each of the securities accounts, deposit accounts, other bank accounts, and sub-accounts being individually referred to herein as an "Account" and collectively referred to herein as the "Accounts"), together with all funds, cash, monies, financial assets, investments, instruments, certificates of deposit, promissory notes, and any other property (including any Permitted Investments deposited therein or credited thereto) at anytime on deposit therein or credited to any of the foregoing (other than the Additional Bonds' Net Proceeds, which shall in no event constitute part of the Collateral), all rights to payment or withdrawal therefrom, and all income, profits, gains, and interest thereon;

                           (iii) all Government Approvals that have been issued
                  to or obtained or maintained by, or have otherwise been created on behalf of, the Issuer;

                           (iv) all general intangibles (as such term is defined
                  in the UCC) now or hereafter owned by the Issuer, including, without limitation, all trademarks, trademark applications, trademark registrations, trade names, fictitious business names, business names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of the Issuer's business symbolized by any of the foregoing, trade secrets, license rights, license agreements, franchises, and any rights to tax refunds to which the Issuer is now or hereafter may be entitled;

                           (v) all of the Issuer's currently existing and future
                  accounts receivable and contract rights and all agreements, rights, interests, inventory, goods, chattel paper, documents, instruments, fixtures, trade fixtures, consumer goods, money, and other assets owned by the Issuer on the date hereof or hereafter arising or acquired, including, without limitation, any right, title, or interest of the Issuer under any indemnity, warranty, or guaranty and any rents, revenues, incomes, and profits; and

                           (vi) to the extent not included in the foregoing, all
                  proceeds, products, and accessions of and to any and all of the foregoing Collateral, including, without limitation, whatever is received upon any collection, exchange, sale, or other disposition of any of the Collateral, any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under chattel paper or other general intangibles or in connection with any of the Collateral;

provided, however, (x) any of the Government Approvals that by their terms or by operation of law would become void, voidable, terminable, or revocable or would constitute a breach or default thereunder or under any applicable law if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the Security Interest and terms of this Agreement to the extent necessary to avoid such voidness, voidability, terminability, or revocability or breach or default, (y) any distributions, payments, or releases (whether in the form of cash, instruments, or otherwise) properly made by or to the Issuer pursuant to Section 502 of the Indenture, as long as such distribution, payment, or release is made in accordance with the Indenture, shall be released from the Security Interest granted hereunder and shall no longer be part of the Collateral upon the making of such distribution, payment, or release, and (z) any sale, lease, transfer, or other disposition of the Collateral permitted by Section 1207 of the Indenture shall be released from the Security Interest granted hereunder and shall no longer be a part of the Collateral upon consummation of such sale or other disposition; provided, further, that in the event any such Government Approvals described in clause (x) above would no longer become void, voidable, terminable, or revocable or would no longer constitute a breach or default thereunder or under any applicable law if pledged or assigned hereunder or if a security interest therein were granted hereunder, then such Government Approvals will automatically, without further action by the Trustee or the Issuer, be included and subject to the lien and the terms of this Agreement. Any Additional Bonds issued shall share equally and ratably in the Collateral with the Initial Bonds.

                  (b) Sufficiency of Collateral Description. It is the intention of the Issuer that the description of the Collateral set forth in Section 2(a) be sufficient to enable the Trustee, on behalf of the Holders, upon exercise of its remedies set forth in this Agreement and the other Financing Documents, to take possession of, and foreclose upon, all of the right, title, and interest of the Issuer in and to, without limitation, the Material Agreements, the Government Approvals, the Accounts (other than any Additional Bonds' Net Proceeds that may be on deposit therein), any insurance obtained by the Issuer, and any monies payable to or accruing in favor of the Issuer, and to enable the Trustee or its designee to sell or otherwise dispose of the entire interest of the Issuer in and to such assets or any part thereof, in each case upon the occurrence and during the continuance of an Event of Default and subject to the limitations set forth in this Agreement and the other Financing Documents; provided, however, that all of the Collateral is hereby assigned to the Trustee solely as security and, subject to Section 14 below and the UCC, the Trustee shall have no duty, liability, or obligation whatsoever with respect to any of the Collateral unless the Trustee so elects in a writing delivered to the Issuer.

                  (c) Obligations. This Agreement secures, and the Collateral is collateral security for, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the "Obligations"):

                           (i) payment and performance of each and every
                  obligation, indebtedness, covenant, agreement, and liability of the Issuer, of every kind and character, now or hereafter existing, owed to the Trustee for the benefit of the Holders under the Bonds, contained in the Indenture or any other Financing Document, in each case whether for principal, Make-Whole Premium, if any, interest, fees, expenses, or otherwise pursuant thereto, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

                           (ii) payment of all sums advanced in accordance
                  herewith or in accordance with any other Financing Document by or on behalf of the Holders, to protect, retake, hold, or prepare for sale, lease, or other disposition of, or realize upon, any of the Collateral purported to be covered hereby or thereby, including, without limitation, any fees and expenses arising due to the failure of the Issuer to perform or observe any provision of the Bonds and any other Financing Document, with interest thereon at a rate per annum equal to the default interest rate specified in Section 309(b) of the Indenture from the date of demand therefor;

                           (iii) performance of every obligation, covenant, and
                  agreement of the Issuer contained in any agreement now or hereafter executed by the Issuer and the Trustee that expressly states that the obligations thereunder are secured by this Agreement or any other Security Document; and

                           (iv) payment of all sums, with interest thereon at a
                  rate per annum equal to the default interest rate specified in
                  Section 309(b) of the Indenture from the date of demand therefor, that become due and payable to or for the benefit of the Holders pursuant to the terms of this Agreement or any other Financing Document;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred, and, including, without limitation, all indebtedness of the Issuer under any instrument now or hereafter evidencing or securing any of the foregoing (including, in each and every case, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) and any successor provision thereof).

                  3. Perfection of Collateral. In order to insure the attachment, perfection, and first priority of, and the ability of the Trustee to enforce, the Security Interest in the Collateral, the Issuer agrees, in each case, at the Issuer's sole expense, to take the following actions with respect to the Collateral:

                  (a) Financing Statements. The Issuer shall file or cause to be filed, registered, and recorded all financing statements and other documents as are necessary or required by applicable law to create, preserve, perfect, or validate the Security Interest in favor of the Trustee, for the benefit of the Holders, and each such document shall have been properly filed, registered, or recorded in each jurisdiction in which the filing, registration, or recordation thereof shall be necessary or required by applicable law to grant in favor of the Trustee, for the benefit of the Holders, a perfected security interest in the Collateral, and the Trustee shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration, or recordation.

                  (b) Delivery of Collateral. With respect to all sums of money, funds, and cash and all certificates, instruments, promissory notes, tangible chattel paper, and negotiable documents whether now existing or hereinafter acquired by or arising in favor of the Issuer that constitute Collateral, the Issuer shall deliver the same to the Trustee pursuant to the terms of the Indenture and the terms hereof. All such monies, funds, cash, certificates, instruments, promissory notes, tangible chattel paper, and negotiable documents that constitute Collateral shall be in suitable form for transfer by delivery or otherwise, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee, in order to grant in favor of the Trustee, for the benefit of the Holders, a perfected security interest in such monies, funds, cash, certificates, instruments, promissory notes, tangible chattel paper, and negotiable documents that constitute Collateral.

                  (c) Establishment of and Perfection of Security Interest in the Accounts.

                           (i) The Accounts Agent hereby agrees and confirms
                  that it has established, in strict accordance with the provisions of Article Five of the Indenture, the Accounts specified on Schedule C attached hereto, in the name of the Trustee for the benefit of the Holders, and shall maintain such Accounts in accordance with the terms hereof and the Indenture until the termination of this Agreement. Each of these Accounts shall be established and maintained by the Accounts Agent at the office of the Accounts Agent located at 4 Albany Street, New York, New York 10006. Amounts shall be deposited into, managed and administered, and withdrawn from each of the Accounts in strict accordance with the provisions of Articles Five and Seven of the Indenture.

                           (ii) The Accounts are and will be maintained by the
                  Accounts Agent as "securities accounts" (as defined in the UCC) to the extent "financial assets" (as defined in the UCC) are deposited in or credited to the Accounts. The Accounts Agent hereby agrees to treat each item of property that constitutes Collateral (including cash and investment property) held by it in or credited to the Accounts as financial assets to the extent such property can be treated as a "financial asset" under the UCC. The Accounts Agent will treat and identify the Trustee as the "entitlement holder" (as defined in the UCC) with respect to the Accounts and all financial assets that constitute Collateral credited thereto. No financial asset that constitutes Collateral deposited in or credited to the Accounts shall be registered in the name of, payable to the order of, or specially indorsed to any person other than the Trustee, unless indorsed to the Accounts Agent or in blank. The Trustee, acting for the benefit of the Holders, will have control of all security entitlements with respect to financial assets that constitute Collateral credited to the Accounts. The Accounts Agent will comply strictly with all "entitlement orders" (as defined in the UCC) originated by the Trustee without further consent by the Issuer or any other Person. The Accounts Agent will not comply or agree to comply with any entitlement order with respect to the Accounts or any financial assets that constitute Collateral credited thereto given by any Person other than the Trustee. The Accounts Agent is a "securities intermediary" (as defined in the UCC) and will act in such capacity. The Accounts Agent is not a "clearing corporation" (as defined in the UCC).

                           (iii) In the event that the Accounts are not
                  considered "securities accounts" (as defined in the UCC) under applicable law, the Accounts shall be deemed to be "deposit accounts" (as defined in the UCC) to the extent a security interest can be granted and perfected under the UCC in the Accounts as deposit accounts, which the Trustee shall maintain with the Accounts Agent acting not as a securities intermediary but as a "bank" (as defined in the UCC). The Trustee, acting on behalf of the Holders, shall be deemed the customer of the Accounts Agent for purposes of the Accounts and as such shall be entitled to all the rights that customers of banks have under applicable law with respect to deposit accounts, including the right to withdraw funds that constitute Collateral from, or close, the Accounts. The Issuer, the Trustee, and the Accounts Agent agree that the Accounts Agent will comply with instructions originated by the Trustee directing disposition of the funds that constitute Collateral in the Accounts without further consent by the Issuer or any other Person. The Accounts Agent shall not have title to the funds on deposit in the Accounts, and shall credit the Accounts with all receipts of interest, dividends, and other income received on the property held in the Accounts. The Accounts Agent shall administer and manage the Accounts in strict compliance with all the terms applicable to the Accounts pursuant to the terms of the Indenture and this Agreement, and shall be subject to and comply with all the obligations that the Accounts Agent owes to the Trustee and the Holders with respect to the Accounts, including all subordination obligations, pursuant to the terms of the Indenture and this Agreement.

                           (iv) In the event that the Accounts are not
                  considered "securities accounts" or "deposit accounts" (each as defined in the UCC) under applicable law or a security interest cannot be granted and perfected in the Accounts under the UCC, then the Accounts and all property deposited therein that constitute Collateral shall be deemed under the exclusive dominion and control of the Holders, which the Holders maintain through the Trustee and the Accounts Agent, as their agents for such purpose, and the Trustee and the Accounts Agent will act and will be deemed to be acting as the Holders' agents in respect of the Accounts for the purpose of maintaining such exclusive dominion and control for the purpose of the creation and perfection of security interests in favor of the Holders.

                  (d) Representations, Warranties, and Covenants of the Accounts Agent.

                           (i) The Accounts Agent does not have any adverse
                  claim in respect of any Account or any financial assets or other property credited thereto and, except for the rights and interests of the Trustee, the Holders, and the Issuer (to the extent provided in this Agreement, the Indenture, or any other Financing Document), the Accounts Agent has not been advised of any right or claim (including any adverse claim) to or interest in the Accounts or any financial assets or other property credited thereto. The Accounts Agent will promptly notify the Trustee upon obtaining any such adverse claim or notice of adverse claim.

                           (ii) All property delivered to the Accounts Agent to
                  be held in the Accounts will be held by the Accounts Agent and promptly credited to the appropriate Account by appropriate entries in the records of the Accounts Agent. The Accounts Agent will not change the names or account numbers of the Accounts without the prior written consent of the Trustee.

                           (iii) Other than this Agreement and the Indenture,
                  the Accounts Agent has not entered into and will not enter into any agreement with any Person relating to the Accounts or any financial assets or other property credited thereto under which it has agreed or will agree to comply with entitlement orders or other instructions of that Person directing the disposition of the property credited thereto, or any agreement that purports to limit or condition the obligation of the Accounts Agent to comply with entitlement orders or other instructions directing dispositions with respect to the Accounts and the financial assets or other property credited thereto.

                           (iv) The Accounts Agent acknowledges the Security
                  Interest granted hereby to the Trustee by the Issuer for the benefit of the Holders. In the event that the Accounts Agent has or subsequently obtains by agreement, operation of law, or otherwise a right of recoupment or set-off or any security interest in any of the Accounts or any financial asset or other property credited thereto or any security entitlement related thereto, the Accounts Agent hereby agrees that such right of recoupment, set-off, and/or security interest shall be subordinate to the Security Interest of the Trustee. The Accounts Agent agrees that it shall not assert or enforce any such right of recoupment, set-off, and/or security interest until all Obligations owing to the Trustee and the Holders under the Financing Documents shall have been indefeasibly paid in full.

                           (v) The Accounts Agent represents, warrants, and
                  covenants that each Account has been established as set forth in Article Five of the Indenture and each Account will be maintained in the manner set forth herein and therein until the termination of this Agreement.

                           (vi) The Accounts Agent represents, warrants, and
                  covenants that no financial asset is or will be registered in the name of the Issuer, payable to its order, or specially indorsed to it, except to the extent such financial asset has been subsequently indorsed by the Issuer to the Accounts Agent or in blank.

                           (vii) The Accounts Agent represents and warrants that
                  this Agreement constitutes the legal, valid, and binding obligation of the Accounts Agent enforceable in accordance with its terms except as the enforceability hereof may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally.

                  (e) Collateral in Possession of Bailee; Perfection. If any goods that the Issuer owns or in which it has a right are now or at any time in the possession of a bailee, the Issuer shall promptly notify the Trustee thereof and shall promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Trustee, that the bailee holds such Collateral for the benefit of the Trustee and the Holders and, if an Event of Default has occurred and is continuing, shall act upon instructions from the Trustee without the further consent of the Issuer. If for any reason the Trustee, on behalf and for the benefit of the Holders, cannot perfect a Security Interest in the items in possession of a bailee, then, upon instructions from the Trustee, the Issuer shall promptly transport such items to a location with respect to which the Trustee will be able to so perfect its Security Interest upon the request of the Trustee.

                  (f) Electronic Chattel Paper and Transferable Records. With respect to all electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, now or hereafter acquired by or arising in favor of the Issuer, the Issuer shall promptly notify the Trustee thereof and, at the request of the Trustee, shall take such action as the Trustee may reasonably request to vest in the Trustee "control" (as defined in the UCC) of such electronic chattel paper or "control" under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Trustee agrees that the Trustee will arrange, pursuant to procedures satisfactory to the Trustee and so long as such procedures will not result in the Trustee's loss of control, for the Issuer to make alterations to the electronic chattel paper or transferable record permitted under the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or
Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Issuer with respect to such electronic chattel paper or transferable record.

                  (g) Letter-of-Credit Rights. With respect to any letter of credit now or hereafter issued in favor of the Issuer, the Issuer shall promptly notify the Trustee thereof and, at the request and option of the Trustee, the Issuer shall, pursuant to an agreement in form and substance satisfactory to the Trustee, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Trustee, for the benefit of the Holders, of the proceeds of any drawing under the letter of credit or (ii) arrange for the Trustee, for the benefit of the Holders, to become the transferee beneficiary of or nominee under the letter of credit.

                  (h) Commercial Tort Claims. With respect to any commercial tort claim that the Issuer may hereafter hold, the Issuer shall immediately notify the Trustee in a writing signed by the Issuer of the brief details thereof and grant to the Trustee, for the benefit of the Holders, in such writing a perfected Security Interest therein and the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Trustee.

                  (i) Further Assurances. To the extent not included in the foregoing, the Issuer shall, from time to time at the Issuer's expense, promptly execute and deliver all further agreements, instruments, and documents, and take all further action, that may be necessary or advisable, or that the Trustee determines may be necessary, in order to create, perfect, or protect any Security Interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Issuer shall (i) prepare, execute, and file such financing and continuation statements, or amendments thereto, and such other instruments, endorsements, and notices, as may be necessary, or as the Trustee may request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, including consents, assignments, notices, and other documentation reasonably requested by the Trustee, (ii) cause the Trustee's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection, or priority of, or ability of the Trustee to enforce, the Trustee's Security Interest in such Collateral, (iii) comply with any provision of any statute, regulation, or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of the Trustee to enforce, the Trustee's Security Interest in such Collateral, (iv) obtain governmental and other third party consents and approvals, including any consent of any licensor, lessor, or other Person obligated on Collateral, (v) obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Trustee, (vi) execute any agreement, or deliver any Collateral to the Trustee, in form and substance reasonably satisfactory to the Trustee, in order to provide the Trustee with "control" (as such term is defined in the UCC) with respect to the relevant Collateral (including, without limitation, with respect to such Collateral that is evidenced by a promissory note or other instrument, delivering and pledging to the Trustee such promissory note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment) in order for the Trustee to obtain, for the benefit of the Holders, a perfected Security Interest in such Collateral, and (vii) take all actions required by any earlier versions of the UCC or by other laws, as applicable in any relevant jurisdiction, or by other laws as applicable in any foreign jurisdiction.

                  4. Representations and Warranties. The Issuer hereby represents and warrants as follows:

                  (a) Organization and Power. The Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where necessary in light of its business or properties and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver, and perform its obligations under, this Agreement.

                  (b) Authorization. The execution, delivery, and performance by the Issuer of this Agreement have been duly authorized by all necessary action, and do not and will not (i) require any consent or approval of its board of directors, managers, members, or any other Person that has not been obtained,
(ii) violate any provision of its certificate of formation or operating agreement, or any law, rule, regulation, order, writ, judgment, injunction, decree, or award having applicability to it, the violation of which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement, (iii) result in a breach of or constitute a default under any agreement relating to the management of its affairs or any indenture or loan or credit agreement or other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected, the breach of which could reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under this Agreement.

                  (c) Enforceability. This Agreement has been duly executed and delivered and is in full force and effect and constitutes the legal, valid, and binding obligation of the Issuer enforceable in accordance with its terms except as the enforceability hereof may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally.

                  (d) Actions and Proceedings. There is no pending or, to the Issuer's knowledge, threatened, action or proceeding affecting the Issuer before any court, governmental agency, regulatory body, or arbitrator that could affect its ability to perform its obligations under, or that purports to affect the legality, validity, or enforceability of, this Agreement.

                  (e) Title; No Other Liens. The Issuer is the legal and beneficial owner of the Collateral in existence on the date hereof and will be the sole owner of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others (other than Liens permitted under Section 1201 of the Indenture), and the Issuer has full power and authority to grant the Security Interest in and to the Collateral hereunder. Except with respect to Liens permitted under Section 1201 of the Indenture, and otherwise as required or permitted under this Agreement, no security agreement, financing statement, or other public notice with respect to all or any part of the Collateral is on file or of record in any public office.

                  (f) Chief Executive Office and Principal Place of Business. The Issuer's chief executive office and principal place of business and the place where the Issuer's records concerning the Collateral are kept is located at 1001 Louisiana Street, Houston, Texas 77002. The Issuer's name on its Certificate of Formation is Cedar Brakes II, L.L.C. and the Issuer is a limited liability company organized under the laws of the State of Delaware.

                  (g) Other Perfection Matters. A financing statement or other appropriate instrument has been filed pursuant to the UCC in the public offices set forth in Schedule B as may be necessary to perfect the Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a financing statement. All other action necessary or requested by the Trustee to protect and perfect the Security Interest in each item of the Collateral has been duly taken, including those actions set forth in Section 3 with respect to any Collateral that the Issuer now owns or in which the Issuer now has a right. Subject to the requirements contained in the UCC with respect to the filing of continuation statements, this Agreement constitutes a valid, continuing, and perfected Security Interest in the Collateral in favor of the Trustee for the equal and ratable benefit of the Holders, subject to no other Liens (other than Liens permitted under Section 1201 of the Indenture), and is enforceable as against creditors of and purchasers from the Issuer.

                  5. Covenants and Agreements. The Issuer hereby covenants and agrees that it shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations have been indefeasibly paid and performed in full:

                  (a) Notice of Adverse Claims. Unless and to the extent that the Issuer has already provided such notice to the Trustee pursuant to the Indenture or any other Financing Document, the Issuer shall, promptly and in no event later than five (5) days after the Issuer becomes aware of or should have become aware of any information related to any adverse claim against the Collateral, deliver to the Trustee notice of each such claim.

                  (b) Legal Status. The Issuer shall not change its name, place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or change its type or organization, jurisdiction of organization, or other legal status, without providing at least thirty (30) days' prior written notice to the Trustee and having taken, at the Issuer's expense, all action necessary or requested by the Trustee in order to continue the perfection and priority of the Security Interest in the Collateral. If the Issuer does not have an organizational identification number and later obtains one, the Issuer shall forthwith notify the Trustee of such organizational identification number.

                  (c) Fees and Expenses. The Issuer shall upon demand pay to the Trustee and the Accounts Agent the amount of any and all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of their respective counsel, any special consultants reasonably engaged, and any local counsel who might reasonably be retained by the Trustee or the Accounts Agent, as the case may be, in connection with the transactions contemplated hereby) that the Trustee, the Accounts Agent, or the Holders, as the case may be, may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of their respective rights hereunder, (ii) the exercise of their respective rights under this Agreement, or (iii) the execution, delivery, and performance of this Agreement, any agreement supplemental hereto, and any instruments of further assurance pursuant to
Section 3(i). Any amounts payable by the Issuer pursuant to this Section 5(c) shall be payable on demand and shall constitute Obligations together with interest thereon at the default interest rate specified in Section 309(b) of the Indenture from the date of demand thereof.

                  (d) Filing Fees, Taxes, etc. The Issuer shall pay all filing, registration, and recording fees or re-filing, re-registration, and re-recording fees, and all federal, state, county, and municipal stamp taxes and other similar taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and, subject to Section 3(i), any instruments of further assurance.

                  (e) Maintenance of Records; Inspection. At all times the Issuer shall keep and maintain at its own cost and expense complete records of the Collateral. Such records will be kept at the Issuer's principal place of business set forth in Section 4(f). The Issuer shall furnish to the Trustee statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail. Subject to Section 1108 of the Indenture, the Trustee and its representatives may inspect the Collateral.

                  (f) Limitation on Liens on the Collateral. The Issuer shall not create, incur, or permit to exist, shall defend the Collateral against, and shall take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Liens permitted under Section 1201 of the Indenture, and shall defend the right, title, and interest of the Trustee in and to any of the Collateral against the claims and demands of all Persons whomsoever other than with respect to Liens permitted under Section 1201 of the Indenture.

                  (g) Indemnification. The Issuer shall defend, indemnify, and hold harmless the Trustee, the Accounts Agent, and their respective officers, directors, employees, agents, and advisors authorized in accordance with the terms of the Indenture, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims, and demands, of every kind or nature (including, without limitation, reasonable attorneys' fees and expenses) (herein collectively called the "Indemnified Liabilities") that are occasioned by or result from or in connection with any of the terms, agreements, or covenants to be performed by the Trustee or the Accounts Agent under this Agreement or under any Assigned Agreement, other than Indemnified Liabilities to the extent resulting from the Trustee's or the Accounts Agent's gross negligence or willful misconduct. The provisions of Sections 5(c), (d), and (g) shall survive the termination of this Agreement.

                  6. The Issuer's Obligations. (a) All payments received by the Issuer under or in connection with any of the Collateral shall be held by the Issuer in trust for the Trustee, shall be segregated from other funds of the Issuer and shall, forthwith upon receipt by the Issuer, be turned over to the Trustee or its designee in the same form as received by the Issuer (duly endorsed by the Issuer to the Trustee, if requested), and (b) any and all such payments so received by the Trustee or its designee (whether from the Issuer or otherwise) shall be deposited into the Collections Account, or upon and during the continuance of an Event of Default any such payments that constitute Collateral shall be applied, subject only to the relevant provisions of the Indenture and this Agreement and as otherwise may be required by applicable law, in whole or in part by the Trustee or its designee in the manner specified in
Section 8 hereof, unless otherwise consented to by the Trustee.

                  7. Remedies; Rights upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Trustee, for the benefit of and on behalf of the Holders, may do one or more of the following:

                  (a) in addition and without limitation to any rights arising out of the Indenture and the other Financing Documents, take the following enforcement action with respect to the Accounts and any other securities account or deposit account constituting part of the Collateral, without being required to give any notice to the Issuer, the Accounts Agent, or any other securities intermediary or bank (except as may be required by applicable law): (i) direct the Accounts Agent and any other securities intermediary or bank, or the Issuer (as applicable) to deliver such Accounts or other securities accounts or deposit accounts constituting part of the Collateral to the Trustee at any place or places designated by the Trustee, it being understood that such obligations are of the essence under this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by the Accounts Agent, any other securities intermediary or bank, or the Issuer, as the case may be, of such obligations; (ii) withdraw any and all cash and liquidate any and all Permitted Investments, other financial assets, and other property not constituting cash in any of the Accounts or any other securities account or deposit account constituting part of the Collateral, and apply such cash and the liquidation proceeds of Permitted Investments, financial assets, or other property, if any, then held in any Account or any other securities account or deposit account constituting part of the Collateral, to the equal and ratable benefit of the Holders in satisfaction of all or any part of the Obligations then due and payable in the manner specified in Section 8 hereof; and (iii) sell, assign, or otherwise liquidate the Accounts or any other securities account or deposit account constituting part of the Collateral, or any part thereof, at a public or private disposition, for cash, upon credit, or for future delivery, and at such prices as the Trustee may deem satisfactory, and take possession of the proceeds of any such sale or liquidation; provided, that in no event shall the Trustee or any Holder be entitled to take any such actions described in this Section 7(a) with respect to the Additional Bonds' Net Proceeds. The Accounts Agent and the Issuer hereby acknowledge that if an Event of Default has occurred and is continuing, the Trustee is entitled to apply amounts (other than the proceeds of any Additional Bonds issued under the Indenture) standing to the credit of any Account or any other securities account or deposit account constituting part of the Collateral as contemplated in this
Section 7(a);

                  (b) make such payments and do such acts as the Trustee may deem necessary to protect, perfect, or continue the perfection of the Security Interest in the Collateral, including, without limitation, (i) paying, purchasing, contesting, or compromising any Lien that is, or purports to be, prior to or superior to the Security Interest granted hereunder and (ii) commencing, appearing, or otherwise participating in or controlling any action or proceeding purporting to affect the Security Interest in or ownership of the Collateral;

                  (c) foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the Trustee or the Holders either concurrently or in such order as the Trustee may determine without affecting the rights or remedies to which the Trustee or the Holders may be entitled under the Indenture or any other Financing Document. The Issuer hereby waives, to the extent permitted by applicable law and except as expressly provided in Section 7(f) below, notice and judicial hearing in connection with the Trustee's taking possession or commencing any collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer, or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right that the Issuer would otherwise have under the constitution or any statute or other law of the United States of America or of any state thereof;

                  (d) require the Issuer to, and the Issuer hereby agrees that it shall, at its expense and upon request of the Trustee, forthwith assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a location designated by the Trustee;

                  (e) without notice or demand or legal process (to the extent permitted by applicable law), enter upon any premises of the Issuer and take possession of the Collateral;

                  (f) without notice, except as specified below, sell the Collateral, or any part thereof, in its then present condition or following any commercially reasonable preparation or processing. Any such sale of the Collateral may be made by one or more contracts, in one or more parcels, at public or private sale at any of the Trustee's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable. The Issuer agrees that, to the extent notice of sale shall be required by law, at least twenty (20) Business Days' notice to the Issuer of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee may bid and purchase (which bid and purchase may be, in whole or in part, in the form of a pro rata, dollar-for-dollar reduction of indebtedness) Collateral at a public sale or at a private sale; provided, however, that the Trustee may bid and purchase Collateral at a private sale only if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations. The Trustee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Issuer hereby waives, to the extent permitted by applicable law, any claims against the Trustee arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Trustee accepts the first offer received that the Trustee deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, the Issuer shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, the Issuer hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any law now existing or hereafter enacted. The Issuer authorizes the Trustee, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Agreement, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral; and

                  (g) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the UCC and any relevant law in any jurisdiction.

                  8. Application of Proceeds. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization, or sale of the Collateral shall be applied in the manner specified in Section 711 of the Indenture.

                  9. Assignment of Government Approvals. The Issuer shall, upon the occurrence and during the continuance of an Event of Default, at the request of the Trustee, contemporaneously with and at any other time following any foreclosure by the Trustee on any part of the Collateral, assign, transfer, or otherwise furnish to the Trustee or to any transferee of the interest of the Trustee (to the extent so assignable or transferable), all of the Issuer's rights and interest in, to, and under all Government Approvals. Upon the request of the Trustee upon the occurrence and during the continuance of an Event of Default following foreclosure by the Trustee on the Collateral, the Issuer agrees to use reasonable efforts to assist the Trustee in renewing or extending in the name of the Trustee or otherwise obtaining the benefits of all of the Government Approvals and other rights referred to in the immediately preceding sentence to the extent that such Government Approvals and other rights shall not be assignable or transferable.

                  10. Security Interest Absolute. All the rights of the Trustee and the Holders hereunder and the Security Interest and all obligations of the Issuer hereunder shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Financing Documents or any of the Collateral or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Financing Document or any of the Collateral or any other agreement or instrument related thereto;

                  (c) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interests, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

                  (d) to the fullest extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer or any third-party pledgor other than payment in full of the Obligations.

                  11. The Trustee Appointed Attorney-in-Fact. The Issuer hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in the Trustee's discretion, to take any action and to execute any and all documents and instruments that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement in a commercially reasonable manner to the extent required by the UCC, without notice to or assent by the Issuer, including, without limitation:

                  (a) to receive, endorse, and collect all instruments, chattel paper, or letter-of-credit-rights made payable to the Issuer or investment property in which the Issuer has an interest, in each case representing any dividends, interest payments, or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all of such dividends, payments, or other distributions;

                  (b) to enforce the rights of the Issuer under any provision of any Assigned Agreement;

                  (c) to pay or discharge taxes and Liens levied or placed on the Collateral;

                  (d) (i) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Trustee or as the Trustee shall direct, including drawing under any letter-of-credit-rights, (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims, and other amounts due or to become due at any time in respect of or arising out of any Collateral, (iii) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iv) to defend any suit, action, or proceeding brought against the Issuer with respect to any Collateral, (v) to settle, compromise, or adjust any suit, action, or proceeding described in clauses (iii) and (iv) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate, (vi) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and (vii) to do, at the Trustee's option and at the Issuer's expense, at any time, or from time to time, all acts and things that the Trustee deems necessary to protect, preserve, or realize upon the Collateral and the Security Interest granted herein and to effectuate the intent of this Agreement, all as fully and effectively as the Issuer might do; and

                  (e) (i) to execute, in connection with any sale permitted to be made by the Trustee hereunder, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral, (ii) to communicate in its own name with any party to any agreement or instrument included in the Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument, or (iii) to the fullest extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, or such other filings or instruments as may be necessary to perfect and maintain the Security Interest in each item of Collateral, relative to all or any part of the Collateral without the signature of the Issuer provided that the Trustee shall give notice to the Issuer promptly after taking any action described in this Section 11(e) (but failure to give such notice shall not subject the Trustee to liability).

                  12. The Trustee May Perform. Upon the occurrence and during the continuance of an Event of Default, with prior notice to the Issuer, the Trustee, without releasing the Issuer from any obligation, covenant, or condition hereof, itself may (but shall have no obligation to) make any payment or perform, or cause the performance of, any such obligation, covenant, condition, or agreement or any other action in such manner and to such extent as the Trustee may deem necessary to protect, perfect, or continue the perfection of the Security Interest. Any costs or expenses incurred by the Trustee in connection with the foregoing shall be governed by the Indenture, constitute a part of the Obligations secured by the Security Documents, bear interest at a rate per annum equal to the default interest rate specified in Section 309(b) of the Indenture, and be payable by the Issuer upon demand by the Trustee.

                  13. No Duty on the Trustee's Part; Limitation on the Trustee's Obligations.

                  (a) No Duty on the Trustee's Part. The powers conferred on the Trustee hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers, including, without limitation, with respect to any calls, conversions, maturities, tenders, or other matters relative to any Collateral, or as to the taking of any necessary steps to preserve rights against any parties or other rights pertaining to such Collateral. The Trustee shall be accountable only for amounts that it receives as a result of the exercise of such powers.

                  (b) Limitations on Obligations. Except as provided in the next sentence, anything herein to the contrary notwithstanding, the Issuer shall remain liable under the Assigned Agreements and any other agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Trustee of any of the rights or remedies hereunder shall not release the Issuer from any of its duties or obligations under the Assigned Agreements or any other agreements included in the Collateral unless expressly assumed by the Trustee in writing. All of the Collateral is hereby assigned to the Trustee solely as security, and the Trustee shall have no duty, liability, or obligation whatsoever with respect to any of the Collateral, including, without limitation, the filing of any continuation statements, unless the Trustee so elects in writing consistent with its rights under this Agreement or fails to act in a commercially reasonable manner to the extent required by the UCC.

                  14. Reasonable Care; Standards for Exercising Remedies; Marshalling Collateral.

                  (a) The Trustee shall exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords or would accord collateral held by the Trustee in similar transactions for its own account; provided, however, it is expressly understood that the Trustee shall not have responsibility for taking any steps to preserve rights against any parties with respect to the Collateral. In furtherance of the foregoing, to the extent applicable law imposes on the Trustee an obligation to exercise remedies in a commercially reasonable manner, the Issuer acknowledges and agrees that it is not commercially unreasonable for the Trustee (i) to fail to incur expenses reasonably deemed significant by the Trustee to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Issuer, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets,
(x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Trustee against the risk of loss, collection, or disposition of Collateral, or (xii) to the extent deemed appropriate by the Trustee, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Trustee in the collection or disposition of any of the Collateral.

                  (b) Without limiting the generality of the foregoing and except as otherwise provided by applicable law, the Trustee shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order, and all of the Trustee's rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Issuer lawfully may, the Issuer hereby (i) agrees that it will not invoke any laws relating to the marshaling of collateral that might cause delay in or impede the enforcement of the Trustee's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (ii) irrevocably waives the benefits of all laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

                  15. Role of the Trustee and Accounts Agent. The rights, duties, liabilities, and immunities of each of the Trustee and the Accounts Agent and its appointment and replacement hereunder shall be governed by this Agreement, the Indenture, and the relevant provisions contained in the other Financing Documents.

                  16. Absence of Fiduciary Relation. Each of the Trustee and the Accounts Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement or any other Financing Document, and no implied agreements, covenants, or obligations with respect to the Issuer, any Affiliate of the Issuer, or any other party to any of the Assigned Agreements shall be read into this Agreement against the Trustee or the Accounts Agent. Neither the Trustee nor the Accounts Agent in its capacity as such is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to the Issuer, any Affiliate of the Issuer, or any other party to any of the Assigned Agreements, except as otherwise specifically required by applicable law.

                  17. Survival of Representations and Warranties. All agreements, representations, and warranties made herein or incorporated by reference herein shall survive the execution and delivery of this Agreement and the other Financing Documents and repayment of the Obligations, and shall be deemed to be material and to have been relied upon by the Trustee and the Accounts Agent, regardless of any investigation made by or on behalf of the Trustee or the Accounts Agent.

                  18. Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be given in accordance with Section 105 of the Indenture.

                  19. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options, or elections hereunder (without also expressly waiving the same in writing), the Trustee, on behalf of the Holders, shall not be deemed to have waived any breach or default on the part of the Issuer or to have released the Issuer from any of its obligations secured hereby. No failure on the part of the Trustee to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. The Trustee, acting on behalf of the Holders, shall have all of the rights and remedies granted under the Indenture or any other Financing Document, and available at law or in equity, and these same rights and remedies may be pursued separately, successively, or concurrently against the Issuer or any Collateral, at the discretion of the Trustee. The application of the Collateral to satisfy the Obligations pursuant to the terms hereof shall not operate to release the Issuer from its Obligations until payment in full of any deficiency has been made in cash.

                  20. Severability. Should any clause, sentence, paragraph, subsection, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so held be invalid, unenforceable, or void will be deemed to have been stricken here by the parties hereto, and the remainder will have the same force and effect as if the stricken part or parts had never been included herein.

                  21. Exculpatory Provisions; Reliance by the Trustee and the Accounts Agent.

                  (a) Exculpatory Provisions. None of the Trustee, the Accounts Agent, or any of their respective officers, directors, employees, agents, attorneys-in-fact, or Affiliates shall be liable to the Issuer for any action taken or omitted to be taken by it under or in connection with this Agreement, or responsible in any manner to any Person for any recitals, statements, representations, or warranties made by the Issuer or any officer thereof contained in this Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee or the Accounts Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or for any failure of the Issuer to perform any of the Obligations. Neither the Trustee nor the Accounts Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties or records of the Issuer. Notwithstanding anything to the contrary contained herein, none of the Trustee, the Accounts Agent, or any of their respective officers, directors, employees, agents, attorneys-in-fact, or Affiliates shall be exonerated from any liability arising from its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  (b) Reliance by the Trustee and the Accounts Agent. Each of the Trustee and the Accounts Agent shall be entitled to rely conclusively, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, or teletype message, statement, order, or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants, and other experts selected by the Trustee or the Accounts Agent. Each of the Trustee and the Accounts Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Agreement; provided, however, anything to the contrary contained herein notwithstanding, each of the Trustee and the Accounts Agent shall be liable for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  22. Amendment. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties hereto.

                  23. Successors and Assigns. This Agreement binds and benefits the respective successors and assignees of the parties. However, the Issuer may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of the Trustee.

                  24. Headings. The captions, headings, and table of contents used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify, or modify the terms and provisions hereof.

                  25. Limitation of Recourse. Anything herein to the contrary notwithstanding, the obligations of the Issuer under this Agreement are special obligations of the Issuer and do not constitute an obligation of (and no recourse shall be had with respect thereto to) any parent company, officer, agent, employee, manager, or Affiliate of the Issuer, or any shareholder, member, partner, officer, agent, employee, or director of any parent company or Affiliate of the Issuer as such, and no judgment for any personal liability or deficiency upon or with respect to, or otherwise in connection with, the obligations under this Agreement shall be obtainable by the Trustee, the Accounts Agent, or any of the Holders (or any Person claiming by, through, or under such Persons) against any parent company, officer, agent, employee, manager, or Affiliate of the Issuer, or any shareholder, member, partner, officer, agent, employee, or director of any thereof absent fraud, misrepresentation, or willful misconduct on the part of such Person; provided that nothing in this Section 25 shall limit EP's obligations under any Material Agreement to which it is a party or EP's or Mesquite's obligations under their respective letter agreements with Credit Suisse First Boston Corporation ("CSFB") dated December 7, 2001.

                  26. Governing Law; Consent to Jurisdiction; Service of
Process.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. The Accounts Agent's jurisdiction (within the meaning of section 8-110(e) of the UCC) in its capacity as the "securities intermediary" with respect to all securities accounts, and the Accounts Agent's jurisdiction (within the meaning of section 9-304 of the UCC) in its capacity as the "bank" with respect to all deposit accounts, established and maintained by the Accounts Agent in the name of the Trustee is, and will continue to be for as long as the Security Interest shall be in effect, the State of New York.

                  (b) The Issuer consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action, or proceeding that may be brought in connection with this Agreement. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence, or domicile or on the ground that any such suit, action, or proceeding has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action, or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court of the jurisdiction of which the Issuer is subject by a suit upon such judgment.

                  (c) The Issuer agrees that service of all writs, process, and summonses in any suit, action, or proceeding brought in connection with this Agreement against the Issuer, or with respect to its property and assets, in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, NY 10011, whom the Issuer appoints as its authorized agent for service of process. The Issuer represents and warrants that CT Corporation System has agreed to act as the Issuer's agent for service of process. The Issuer agrees that such appointment shall be irrevocable so long as any of the Bonds remain outstanding or until the irrevocable appointment by the Issuer of a successor in New York City as its authorized agent for such purpose and the acceptance (on terms reasonably satisfactory to the Trustee) of such appointment by such successor. The Issuer further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Issuer's agent for service of process, the Issuer shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer, shall be deemed in every respect effective service of process upon the Issuer. Without prejudice to the foregoing, the Issuer hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer at the address of its principal office specified in Section 105 of the Indenture or at any other address previously furnished in writing to the Trustee by the Issuer.

                  (d) Nothing in this Section 26 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

                  27. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

                  28. Continuing Security Interest; Termination. This Agreement shall create a continuing assignment, pledge, and first priority security interest in the Collateral and shall remain in full force and effect for the benefit of the Trustee until (a) the indefeasible payment in full of all Obligations to be paid, and performance in full of all Obligations to be performed, as determined by the Trustee, or (b) defeasance of the Bonds in compliance with the provisions of Article Fourteen of the Indenture. Upon the termination of this Agreement in accordance with clause (a) or (b) above, the Security Interest granted hereby shall terminate. Upon such termination, the Trustee shall, within ten (10) days of its receipt of a request from the Issuer and at the expense of the Issuer, (a) pay to the Issuer or deposit into a deposit account in the Issuer's name the balance on deposit in any Account that is a deposit account, (b) send to the Accounts Agent an authenticated statement that releases the Accounts Agent from any further obligation to comply with entitlement orders originated by the Trustee with respect to any Account that is a securities account, (c) communicate the authoritative copy of any electronic chattel paper constituting part of the Collateral to the Issuer or its designated custodian, (d) send to each Person having an unfulfilled obligation to pay or deliver to the Trustee proceeds arising from any letter of credit right constituting Collateral an authenticated release from any further obligation to pay or deliver to the Trustee proceeds arising from any such letter of credit right, and (e) execute and deliver to the Issuer such documents as the Issuer shall reasonably request to evidence such termination or expiration, including termination statement(s) for any financing statement on file with respect to the Collateral and statements terminating any Consent then in effect.

                  29. Payments Set Aside. To the extent that the Issuer or any other Person on behalf of the Issuer makes a payment or payments of the Obligations to the Trustee and/or any Holder, or the Trustee and/or any Holder enforces the Security Interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Agreement and all Security Interests, rights, and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                  30. Conflicts, Etc. To the extent that any provision of this Agreement shall be determined to conflict with any provision of the Indenture, such provision of the Indenture shall govern.

           [The remainder of this page was left blank intentionally.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Security Agreement to be duly executed as of the day and year first written above.


                                        CEDAR BRAKES II, L.L.C.,
                                        as Issuer



                                        By:  /s/ John L. Harrison
                                            ------------------------------------
                                        Name:  John L. Harrison
                                        Title: Senior Vice President and Chief
                                                Financial Officer



                                        BANKERS TRUST COMPANY,
                                                 as Trustee



                                        By: /s/ Daniel G. Ulrich
                                            ------------------------------------
                                            Name: Daniel G. Ulrich
                                            Title: Vice President



                                        BANKERS TRUST COMPANY,
                                        as Accounts Agent



                                        By: /s/ Daniel G. Ulrich
                                            ------------------------------------
                                            Name: Daniel G. Ulrich
                                            Title: Vice President

                                                                  Schedule A
                                                                      to
                                                              Security Agreement


                               MATERIAL AGREEMENTS

1.       Amended and Restated Power Purchase Agreement

2.       EPM Power Purchase Agreement

3.       Administrative Services Agreement

4.       Funding Agreement

5.       EP Guaranty

6.       EP Consent

7.       EPM Consent

8.       PSE&G Consent

                                                                  Schedule B
                                                                       to
                                                              Security Agreement


                           FINANCING STATEMENT FILING

Debtor: Cedar Brakes II, L.L.C.

Secured Party: Bankers Trust Company, as Trustee

Jurisdictions: Secretary of State of the State of Delaware

                                                                  Schedule C
                                                                       to
                                                              Security Agreement


                                    ACCOUNTS

1.       Collections Account

2.       Liquidity Account

3.       Damages and Indemnity Account